As filed with the Securities and Exchange Commission on September 23, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 ________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVIAT NETWORKS, INC. (Exact name of Registrant as Specified in Its Charter)

Delaware	20-5961564
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Parker Drive, Suite C100A, Austin, Texas	78728
(Address of Principal Executive Offices)	(Zip Code)

__________________________
Aviat Networks, Inc. Amended and Restated 2018 Incentive Plan
(Full Title of the Plan)
__________________________
Peter A. Smith
President and Chief Executive Officer
Aviat Networks, Inc.
200 Parker Drive, Suite C100A,
Austin, TX 78728
(Name and Address of Agent for Service)

(408) 941-7100
(Telephone Number, Including Area Code for Agent for Service)

_________________________

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

At the annual meeting of the Registrant's stockholders held on November 10, 2021, the Registrants stockholders approved the Amended and Restated 2018 Incentive Plan (“Amended and Restated 2018 Plan”) pursuant to which an additional 1,250,000 shares of common stock of the Registrant have been authorized for issuance. Pursuant to General Instruction F of Form S-8, this Registration Statement is being filed to register the maximum number of shares authorized for issuance under the Amended and Restated 2018 Incentive Plan. The original Registration Statement on Form S-8 for the plan prior to its amendment and restatement was filed with the Securities and Exchange Commission (the “Commission”) on May 16, 2018 (File no. 333-224957) (the “Prior Registration Statement”); this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement and makes it a part of this Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Aviat Networks, Inc. (the “Registrant”) will provide all participants in the Aviat Networks, Inc. Amended and Restated 2018 Incentive Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.        Incorporation of Documents by Reference.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:
(1)    The Registrant’s annual report on Form 10-K for the fiscal year ended July 1, 2022, filed with the SEC on September 14, 2022;
(2)    The Registrant’s Current Reports on Form 8-K filed with the SEC on August 22, 2022; August 25, 2022 (other than with respect to Items 2.02 or 7.01); and
(3)    The description of Registrant’s common stock set forth in our registration statement on Form 8-A filed with the SEC on January 26, 2007, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Aviat Networks, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Current Report on Form 10-Q filed with the SEC on February 10, 2017, File No. 001-33278)

3.2	Amended and Restated Bylaws of Aviat Networks, Inc., (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on August 25, 2022, File No. 001-33278)

4.1	[Specimen common stock certificate of Registrant, adopted as of January 29, 2010 (incorporated by reference to Exhibit 4.1.1 to the Registrant’s Form 10-K for the fiscal year end July 2, 2010 (File No. 001-33278) filed on September 9, 2010)]

4.2	Aviat Networks, Inc. Amended and Restated 2018 Incentive Plan (incorporated by reference to Appendix A to the Registrant's Proxy Statement on Schedule 14A (File No. 001-33278) filed on September 27, 2021

5.1*	Opinion of Vinson & Elkins LLP.

23.1*	Consent of Independent Registered Public Accounting Firm - BDO USA, LLP.

23.3*	Consent of Vinson & Elkins LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on the signature pages to this Registration Statement).

107.1*	Calculation of Filing Fee Tables
_________________

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on September 23, 2022.

AVIAT NETWORKS, INC.

By:	/s/ David M. Gray
Name: David M. Gray
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David M. Gray with full power to act alone as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter A. Smith	President and Chief Executive Officer	September 23, 2022
Peter A. Smith

/s/ David M. Gray	Senior Vice President and Chief Financial Officer	September 23, 2022
David M. Gray

/s/ John Mutch	Chairman of the Board	September 23, 2022
John Mutch

/s/ Bryan Ingram	Director	September 23, 2022
Bryan Ingram

/s/ Michele Klein	Director	September 23, 2022
Michele Klein

/s/ Somesh Singh	Director	September 23, 2022
Somesh Singh

/s/ James C. Stoffel	Director	September 23, 2022
James C. Stoffel

/s/ Bruce Taten	Director	September 23, 2022
Bruce Taten